PREFERRED STOCK OPTION AGREEMENT

THIS PREFERRED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of May 29, 2018 by and between Stephen B. Keen and Brandy M. Keen (together the “Selling Stockholders”) and Surna Inc., a Nevada corporation (the “Company”). The Selling Stockholders and the Company may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, the Selling Stockholders own in the aggregate of 35,189,669 shares (the “Shares”) of preferred stock of the Company, $0.00001 par value (the “Preferred Stock”), as evidenced by certain stock certificates (the “Certificates”);

WHEREAS, the Selling Stockholders are willing to sell to the Company the Shares, pursuant to this option Agreement on the basis of an exchange of common stock of the Company, $0.00001 par value (“Common Stock”) for the outstanding Shares; and

WHEREAS, this Agreement and the transactions contemplated hereunder are subject to the approval of the Company’s Board of Directors (the “Board”); and

WHEREAS, this Agreement and the issuance of the Common Stock to the Selling Stockholders upon exercise of this option by the Company and the exchange of the Shares are intended to be transactions exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) due to the Board’s approval of this Agreement and the transactions contemplated hereunder; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Selling Stockholders desire to grant to the Company this option and upon exercise of the option to sell to the Company by way of an exchange of Common Stock for the Shares, and the Company desires to obtain this option and have the right to acquire the Shares from the Selling Stockholders.

NOW, THEREFORE, IN CONSIDERATION of the recitals set forth above and the mutual covenants contained in this Agreement, and for other good and valuable consideration in the amount of $5,000, the receipt and adequacy of which are hereby acknowledged, the Company and the Selling Stockholders agree as follows:

1.       Grant of Option. The Selling Shareholders jointly and severally hereby grant to the Company the option to acquire any or all of the Shares at any time and from time to time, during the exercise period of this option Agreement.

2.       Exercise Period. The option granted to the Company to acquire the Shares may be exercised at any time and from time to time, for any or all of the Shares, from the date hereof through the close of business at 5:00 pm, Colorado Time, on April 30, 2020. After the foregoing date, this option may not be exercised, absent a written amendment or modification of this Agreement agreed by the Selling Shareholders and the Company.

3.       Exercise Price of the Option. The Company has the right to acquire the Shares in round lots of 1,000 Shares for an exercise price per round lot of one (1) share of Common Stock. The option must be exercised for round lots of 1,000 of the Shares, and after exercise of all the round lots of the Shares available to be acquired, if there remains an amount of Shares held by the Selling Shareholders that is less than 1,000, then the Company may acquire the remaining number of Shares for one (1) share of Common Stock. The Company shall only issue a full share of Common Stock, and if a fractional share of Common Stock is due to be issued, the Company will round up to the next whole share of Common Stock.

4.       Exercise of the Option.

(a) The option may be exercised by delivering to the Selling Shareholders a notice of exercise in the form attached hereto as Exhibit A, duly completed and executed by the Company. Within five (5) business days of the date of the exercise notice, the Selling Shareholders, time being of the essence, will deliver the number of Shares being acquired under the exercise notice, against the issuance by the Company of the number of shares of Common Stock due and owing for the acquired Shares. The issuance of the Common Stock may be by delivery of the Common Stock by certificate, DRS notice from the transfer agent for the Company or other forms of electronic delivery of the Common Stock, at the discretion of the Company. The Selling Stockholders understand that the shares of Common Stock issued upon the exercise of the option shall be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Selling Stockholders must hold the shares of Common Stock indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Selling Stockholders acknowledge that the Company has no obligation to register or qualify the shares of Common Stock for resale. The Company and Selling Stockholders, subject to the advice of counsel and taking into consideration all relevant facts, will seek to apply the tacking provisions of Rule 144 promulgated by the SEC so that the holding period of the Common Stock issued on exercise of the option will include the holding period of the Shares.

(b)       Upon exercise of the option and delivery of the Common Stock in exchange for the Shares, the Selling Shareholders will be responsible for all federal, state and local income or other taxes. If the transaction requires the withholding of any tax payment, then prior to the delivery of the Common Stock, the Selling Shareholders will pay to the Company the amount due to be paid in respect of any tax payment, or arrange for the Company to withhold from any other payment due to the Selling Shareholders, severally or jointly, the amount due for the sale of the Shares to the Company or the receipt of the Common Stock on exercise of the option under this Agreement, so as to sufficiently satisfy any applicable tax obligation incident to the exercise of this option.

5.       No Transfer or Assignment. The Selling Shareholders agree not to transfer, encumber, pledge or hypothecate or otherwise grant any option or other right to any person or entity in the Shares during the exercise period of the option and any agreed upon extension. Additionally, the Selling Shareholders shall not assign this Agreement to any other person or entity, without the express written consent of the Company, which may be conditioned on any requirement of the Company as determined in its discretion, which consent may be withheld in the Company’s discretion for any reason. The Company is hereby granted the authority to not transfer or otherwise to stop the transfer of the Shares during the term of this Agreement to any person or entity other than the Company if the Selling Shareholders attempt to affect a transfer, encumbrance, pledge or hypothecation of the Shares to any person or entity other than the Company. Any attempt to affect a transfer, encumbrance, pledge or hypothecation of the Shares by the Selling Shareholders in violation of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this provision of the Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that the Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement), in addition to any other rights that the Company may exercise at law or under this Agreement.

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6.       Compliance with Laws and Regulations.

(a)        The Company will not be obligated to issue or deliver shares of Common Stock pursuant to this Agreement unless the issuance and delivery of the shares of Common Stock in exchange for the Shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)       In connection with the exercise of this option, Selling Shareholders will execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of the United States federal and state securities laws.

(c)       If in compliance with the United States federal and state securities laws a restrictive legend is required to be placed against the Common Stock issued in exchange for the Shares, then the Selling Shareholders hereby consent to the imposition of any restrictions necessary for the Company to comply with the applicable securities laws, including the placement of an appropriate restrictive legend and stop transfer orders against the shares of Common Stock to be delivered to them.

7.       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax or email, both with evidence of a completed transmission and receipt, or four (4) business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the Company at its principal executive offices, Attention: Chief Executive Officer, or to Selling Shareholders at the residence/office address reflected in the records maintained by the Company on a current basis.

8.       Adjustment to the Number of Shares. If the Company implements any reverse stock split of its Common Stock or the Preferred Stock or issues any shares of Common Stock or Preferred Stock to all the holders of the class of stock by means of a dividend or forward split, then the number of shares of Common Stock to be issued or the number of Shares to be acquired shall be appropriately and equitably adjusted to reflect the change in the capitalization of the Company. If any shares of Common Stock or other securities are issued by way of dividend or forward split in respect of the Preferred Stock, then this option Agreement shall equally apply to those securities, so that the Company has the right to acquire the other securities.

9.       Representations and Warranties of the Selling Stockholders. The Selling Stockholders jointly and severally represent and warrant to the Company as of the date hereof and as of the Closing as follows:

(a)       Authorization; Enforcement. The Selling Stockholders, individually and together, have the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholders hereunder. This Agreement when executed and delivered by the Selling Stockholders, will constitute a valid and legally binding obligation of the Selling Stockholders, enforceable against the Selling Stockholders in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally; and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by the Selling Stockholders and the consummation of the transactions contemplated herein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or any property or assets of the Selling Stockholders pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholders are a party or by which the Selling Stockholders may be bound, or to which any of the property or assets of the Selling Stockholders is subject, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholders or any of their properties.

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(b)       Filing, Consents and Approvals. The Selling Stockholders are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by them of this Agreement, including the sale and purchase of the Shares, other than (A) filings with the Securities and Exchange Commission, and (B) those made or obtained prior to the date hereof.

(c)       Valid Title. The Selling Stockholders have and will at the exercise of the option under this Agreement have valid title to the Shares to be sold by the Selling Stockholders hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d)       Absence of Manipulation. The Selling Stockholders have not taken, and will not take, prior to the exercise of the option under this Agreement, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization, shorting, hedging or manipulation of the Common Stock or the price of any security of the Company.

(e)       Certificates Suitable for Transfer. The Certificates for all of the Shares to be sold by the Selling Stockholders pursuant to this Agreement are in suitable form for transfer by delivery and will be accompanied by duly executed instruments of transfer or assignment in blank with signatures medallion guaranteed.

(d)       Access to Data. The Selling Stockholders have not been furnished with nor relied upon any representations or other information (whether oral or written) relating to the business or financial condition of the Company or its representatives or agents other as described set forth in the Company’s publicly available documents. To the extent that they are aware of any other information, public or private about the Company and its financial condition and prospects, they have also taken that information into consideration in their decision to enter this Agreement. The Selling Stockholders realize that by selling the Shares, they may be foregoing the opportunity to benefit from any increase in the value of the Shares.

(e)       Adequate Representation. The Selling Shareholders have either had this Agreement reviewed by their professional advisors, including without limitation their accountant, tax and legal advisers, or decided to forego obtaining their advice. The Selling Shareholders are not relying on any accounting, tax, or legal advice which may be or may have been suggested by any Company official or consultant or adviser.

10.       Representations and Warranties of the Company. The Company represents and warrants to the Selling Stockholders as of the date hereof and as of the Closing as follows:

(a)       Authorization; Enforcement. The Company has the full right, power and authority to enter into and deliver this Agreement, and this Agreement when executed and delivered by the Company, assuming this Agreement is a valid and legally binding obligation of the Selling Stockholders, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors; rights generally; and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company has the full legal right and power and all authority and approval required to execute and deliver, or authorize execution and delivery of, this Agreement, and all other instruments executed and delivered by or on behalf of the Company in connection with the purchase of the Shares by the Company from the Selling Stockholders hereunder.

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(b)       Compliance with Other Instruments. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the governing documents of the Company or any instrument, judgment, order, writ, decree or contract to which the Company or any of its subsidiaries is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries.

(c)        Issuance of Shares of Common Stock. The shares of Common Stock to be issued in exercise of the option under this Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement by receipt of the Shares, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens and other encumbrances (subject to the restrictions of the Federal and state securities laws), with the holders being entitled to all rights accorded to a holder of Common Stock.

11.       Covenants.

(a)       Publicity. The Selling Shareholders will consult with the Company in issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement and any related materials, and the Selling Shareholders will not issue any press release or otherwise make any public statement, other than as required by law, without the prior written consent of the Company, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing Selling Shareholder will provide the Company with prior notice of the proposed public statement. The Selling Shareholders acknowledge that this Agreement and related materials may be deemed to be a “material contract,” as that term is defined by Item 601(b)(10) of Regulation S-K and the Company may therefore be required to file this Agreement as an exhibit to reports or registration statements filed with the Securities and Exchange Commission. The Selling Stockholders further agree that the status of this Agreement and any related materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

(b)       Trading Activities. Until the exercise of the option under this Agreement and consummation of the purchase of the Shares, each of the Selling Shareholders and their affiliates agrees not to maintain any open short position or engage in any other form of hedging or similar transactions in the Common Stock of the Company, and the Selling Shareholders each agree that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging or similar transactions with respect to the common stock of the Company.

12.       Miscellaneous.

(a)       Survival of Representations and Warranties. The representations and warranties of the Selling Stockholders and the Company contained herein shall terminate on the second anniversary of the exercise of the option under this Agreement and thereafter shall expire and have no further force and effect. Notwithstanding the foregoing, the representation of the Selling Stockholders in Section 9(c) hereof, which relates to valid title, shall survive for a period of six years after the exercise of the option under this Agreement.

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(b)       Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile, PDF, DocuSign, or other generally recognized form of electronic transmission each of which shall be deemed an original and all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party; it being understood that all parties need not sign the same counterpart.

(c)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)       Finder’s Fee. Each party represent that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

(e)       Fees and Expenses. Each of the Selling Stockholders and the Company shall pay their respective fees and all other associated expenses incurred by such party in connection with the negotiation, execution, delivery and performance of the Agreement. The Company shall pay all transfer agent fees and stamp taxes. Any other costs of the transfer of the Shares to the Company and any taxes, costs, imposts or duties levied or due at any time in connection with the delivery of the Shares to the Company in exchange for Common Stock shall be the sole, joint and several responsibility of the Selling Shareholders.

(f)       Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by the Selling Stockholders and the Company.

(g)       Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(h)       Consent to Jurisdiction; Venue. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Colorado. The parties all expressly agree and acknowledge that the State of Colorado has a reasonable relationship to the parties and/or this Agreement. As to any dispute, claim or litigation arising out of or relating in any way to this Agreement or the transaction contemplated hereby, the parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of any state court, or federal court of the United States of America, sitting in Denver, Colorado, and any appellate court from any thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

(i)       WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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(j)       Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns

(k)       Cooperation. Each of the Selling Stockholders and the Company agrees to reasonably cooperate with the other parties and, at their own cost, time being of the essence, to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by such party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

(l)       Severability. If any term or other provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(m)        Specific Performance; Injunctive Relief. The parties hereto acknowledge that the parties shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties set forth in this Agreement. Therefore, each party hereby agrees that, in addition to any other remedies that may be available to the Selling Stockholders or the Company, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means to which they are entitled at law or in equity.

(n)       Representation. This Agreement was negotiated by the parties with the benefit of legal representation, or such representation was affirmatively considered and not sought, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(Signature Page Follow)

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IN WITNESS WHEREOF, the parties have executed this Preferred Stock Option Agreement as of the date first written above.

COMPANY:

Surna Inc.
A Nevada corporation

By:	/s/ Chris Bechtel
Name:	Chris Bechtel
Title:	Chief Executive Officer

SELLING STOCKHOLDERS:

By:	/s/ Stephen B. Keen
Name:	Stephen B. Keen

By:	/s/ Brandy M. Keen
Name:	Brandy M. Keen

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Exhibit A

NOTICE OF EXERCISE

TO: Selling Stockholders

The undersigned, on behalf of Surna Inc. (the “Company”), hereby exercises the option to purchase __________ shares of Preferred Stock of the Company, as provided in the Preferred Stock Option Agreement dated as of May 29, 2018, against delivery of _____________ shares of Common Stock of the Company.

The undersigned hereby represents and warrants that it is the Company’s intention to acquire the aforesaid shares of Preferred Stock of the Company for its own account.

Surna Inc.

By: _______________________

Name (print): _______________________

Title: ____________________________

Dated: ___________________________